    Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)
Werewolf Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share	Other	2,241,357 shares (2)	$1.12 (3)	$2,510,319.84 (3)	$153.10 per $1,000,000	$384.33
Equity	Common Stock, $0.0001 par value per share	Other	224,135 shares (4)	$0.95 (5)	$212,928.25 (5)	$153.10 per $1,000,000	$32.60
Total Offering Amounts					$2,723,248.09		$416.93
Total Fee Offsets							$0
Net Fee Due							$416.93

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents 2,241,357 additional shares of Common Stock reserved for issuance under the 2021 Stock Incentive Plan pursuant to the evergreen provision of such plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 4, 2025.

(4)	Represents 224,135 additional shares of Common Stock reserved for issuance under the 2021 Employee Stock Purchase Plan pursuant to the evergreen provision of such plan.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 4, 2025, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2021 Employee Stock Purchase Plan.